                                                                    Exhibit 10.4
                        RESEARCH COLLABORATION AGREEMENT

                             GEMINI RESEARCH LIMITED

                                       AND

                                 CELERA GENOMICS

                                SEPTEMBER 1, 1999

                Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

Article 1 Definitions ......................................................   1
  1.1 "Additional Association Discovery" ...................................   1
  1.2 "Association Discovery" ..............................................   2
  1.3 "Celera Gene" ........................................................   2
  1.4 "Celera Consensus DNA Sequence" ......................................   2
  1.5 "Celera Human Genome Database" .......................................   2
  1.6 "Celera Know-How" ....................................................   2
  1.7 "Celera Marker" ......................................................   2
  1.8 "Celera Patents" .....................................................   2
  1.9 "Celera Technology" ..................................................   2
 1.10 "Control", "Controls", or "Controlled" ...............................   2
 1.11 "DNA Samples" ........................................................   3
 1.12 "Gemini Consensus DNA Sequence" ......................................   3
 1.13 "Gemini Gene" ........................................................   3
 1.14 "Gemini Know-How" ....................................................   3
 1.15 "Gemini Marker" ......................................................   3
 1.16 "Gemini Material".....................................................   3
 1.17 "Gemini Patents" .....................................................   3
 1.18 "Gemini Technology" ..................................................   3
 1.19 "Genes" ..............................................................   3
 1.20 "GeneFind(TM)" .......................................................   3
 1.21 "Joint Gene" .........................................................   3
 1.22 "Joint Know-How" .....................................................   4
 1.23 "Joint Marker" .......................................................   4
 1.24 "Joint Patents" ......................................................   4
 1.25 "Joint Technology" ...................................................   4
 1.25 "Markers" ............................................................   4
 1.27 "Nominated Locus" ....................................................   4
 1.28 "Nominated Trait" ....................................................   4
 1.29 "Non-Associated Gene" ................................................   4


                                       i.

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----

 1.30 "Party" ..............................................................   4
 1.31 "Patents" ............................................................   4
 1.32 "PHENOBASE(TM)" ......................................................   5
 1.33 "Research Committee" .................................................   5
 1.34 "Research Program" ...................................................   5
 1.35 "Third Party" or "Third Parties" .....................................   5
 Article 2 Research Program ................................................   5
  2.1 Formation of Research Committee: Decision Making .....................   5
  2.2 Conduct of Research Program ..........................................   5
  2.3 Designation of Nominated Traits and Nominated Loci ...................   6
  2.3 Research Responsibilities ............................................   6
  2.5 Determination of Associations ........................................   7
  2.6 Transfer of Information and Materials ................................   7
  2.7 Use and Handling of Materials ........................................   7
 Article 3 Exclusivity; Covenants .........................................   7
  3.1 Nominated Locus Information ..........................................   7
  3.2 Independent Programs .................................................   8
  3.3 Joint Technology Exclusivity .........................................   8
 Article 4 Licenses; Limitations On Use ....................................   8
  4.1 Research License to Celera ...........................................   8
  4.2 Research License to Gemini ...........................................   8
  4.3 Use of Joint Genes and Joint Markers .................................   8
  4.4 Assignment of Non-Association Genes ..................................   9
  4.5 SNP License ..........................................................   9
  4.6 No Other License .....................................................   9
  4.7 No Other Uses of Technology, Material and Information ................   9
  4.8 Unaffected Rights of Celera and Gemini ...............................   9
 Article 5 Inventorship And Ownership Of Intellectual Property .............  10
  5.1 Inventorship .........................................................  10
  5.2 Gemini Ownership .....................................................  10


                                       ii.

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----

 5.3 Celera Ownership .....................................................   10
 5.4 Ownership of Joint Gene and Joint Marker .............................   10
 5.5 Ownership of Joint Technology ........................................   10
 5.6 Prosecution of Patents within Joint Genes and Joint Marker ...........   10
 5.7 Prosecution of Patents within Joint Technology .......................   10
 5.8 Assistance in Prosecution and Maintenance; Execution of Documents ....   12
 5.9 Infringement of Joint Patents by Third Parties .......................   12
 5.10 Infringement of Third Party Rights ..................................   13
 5.11 Exclusion of Rights .................................................   13
 Article 6 Commercialization of Joint Technology ..........................   13
 6.1 Licensing by Parties .................................................   13
 6.2 Licensing of Additional Association Discoveries ......................   14
 6.3 Third Party License Obligations ......................................   14
 6.4 Licensing under Prior Obligation .....................................   15
 6.5 Commercialization Committee ..........................................   15
 6.6 Revenue Sharing ......................................................   15
 Article 7 Confidentiality ................................................   16
 7.1 Confidential Information .............................................   16
 7.2 Confidentiality ......................................................   16
 7.3 Authorized Disclosure ................................................   17
 7.4 Limitations on Disclosure ............................................   17
 7.5 Public Announcement ..................................................   17
 7.6 Employees; Agents ....................................................   18
 7.7 Equitable Remedies ...................................................   18
 Article 8 Representations, Warranties And Covenants ......................   18
 8.1 Mutual Representations and Warranties ................................   18
 8.2 Disclaimer of Warranties .............................................   18
 Article 9 Indemnification ................................................   18
 9.1 Indemnification ......................................................   18
 Article 10 Term And Termination ...........................................  19


                                      iii.

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----

 10.1 Term ................................................................   19
 10.2 Termination for Material Breach .....................................   19
 10.3 Termination for Lack of Sequence Information ........................   19
 10.4 Survival ............................................................   19
 10.5 Assignment Upon Termination .........................................   19
 10.6 Return of Confidential Information ..................................   19
 10.7 Accrued Rights and Obligation .......................................   20
 Article 11 Dispute Resolutions ...........................................   20
 11.1 General .............................................................   20
 11.2 Negotiations ........................................................   20
 11.3 Legal Proceedings ...................................................   20
 11.4 Arbitration of Certain Matters ......................................   20
 Article 12 General Provisions ............................................   22
 12.1 Notices .............................................................   22
 12.2 Further Actions .....................................................   23
 12.3 No Trademark Rights .................................................   23
 12.4 Force Majeure .......................................................   23
 12.5 Legal Compliance ....................................................   23
 12.6 Entirety of Agreement ...............................................   23
 12.7 Non-Waiver ..........................................................   23
 12.8 Disclaimer of Agency ................................................   23
 12.9 Severability ........................................................   23
 12.10 Affiliates; Assignment ..............................................  24
 12.11 Headings ............................................................  24
 12.12 Limitation of Liability .............................................  24
 12.13 Governing Law .......................................................  24
 12.14 Counterparts ........................................................  24


                                       iv.

                        RESEARCH COLLABORATION AGREEMENT

      This RESEARCH COLLABORATION AGREEMENT (the "Agreement") is made as of September 1st, 1999 (the "Effective Date"), by and between GEMINI RESEARCH LIMITED, a corporation organized under the laws of England and Wales ("Gemini"), having a principal place of business at 1621 Science Park, Milton Road, Cambridge, CB4 4GH, United Kingdom, and PE COPORATION, a Delaware corporation, through its Business Unit of CELERA GENOMICS, ("Celera"), having a principal place of business at 45 West Gude Drive, Rockville, MD 20850. Celera and Gemini may be referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

      A. Gemini and Celera desire to collaborate on a research program to discover genes and markers that are associated with phenotype trait in a specific genomic region, and such trait and region shall be selected by the Parties.

      B. In connection with such collaborative research program, it is contemplated that Gemini shall provide clinical samples in the form of purified DNA and information pertaining to such phenotype traits of interest contained in Gemini's proprietary GeneFind(TM) and PHENOBASE(TM) databases, and Celera shall provide consensus DNA sequence information, computationally derived predictions of gene structure and function, and generic markers in a specific genomic region.

      C. The Parties will jointly conduct genotyping and jointly perform data analysis for the purpose of identifying associations for genes and markers with a specific phenotype trait.

      D. The Parties intend to commercialize the results of their collaborative research activities by jointly licensing their rights in genes and markers associated with a specific phenotype trait discovered through such collaborative research program to third parties for development and commercialization, pursuant to mutually agreed-upon separate written agreements.

      NOW, THERFORE, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Gemini and Celera hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      As used herein, the following terms shall have the meanings as defined below. The definition of a term in singular shall include that term in the plural form, and vice versa:

      1.1 "Additional Association Discovery" means any Gene or fragments of nucleotide sequence within the Nominated Locus that, pursuant to Section 2.5, is identified by the Research Committee as being associated with any phenotypic or disease trait within PHENOBASE(TM), other than a Nominated Trait, and/or any and all Markers that, pursuant to Section 2.5, are


                                       1.

identified by the Research Committee as being linked to any phenotypic or disease trait within PHENOBASE(TM), other than a Nominated Trait, during the course of the Research Program using Joint Genes, Joint Markers, and/or Celera Technology and Gemini Technology.

      1.2 "Association Discovery" means any Gene or fragments of nucleotide sequence within the Nominated Locus that, pursuant to Section 2.5, is identified by the Research Committee as being associated with Nominated Trait, and/or any and all Markers that, pursuant to Section 2.5, are identified by the Research Committee as being linked to a Nominated Trait during the course of the Research Program using Joint Genes, Joint Markers and/or Celera Technology and Gemini Technology.

      1.3 "Celera Gene" means any full-length gene (e.g. cDNA or genomic DNA) within a Nominated Locus that is identified and Controlled by Celera prior to such gene being identified in the Research Program and prior to such gene its chromosomal position being placed in the public domain by a Third Party.

      1.4 "Celera Consensus DNA Sequence" means the respective non-redundant assembled primary nucleotide sequence of genomic DNA in a Nominated Locus that is Controlled by Celera.

      1.5 "Celera Human Genome Database" means any human consensus DNA sequence that is Controlled by Celera.

      1.6 "Celera Know-How" means all information, whether patentable or not, excluding Celera's interest in the Joint Technology, that is necessary and directly applicable for the conduct of the Research Program and that during the term of this Agreement (i) is Controlled by Celera and (ii) is not generally known or available to the public. "Celera Know-How" shall include, without limitation, Celera Consensus DNA Sequence, Celera Genes and Celera Markers provided by Celera hereunder.

      1.7 "Celera Marker" means any genetic marker within a Nominated Locus (e.g. single nucleotide polymorphisms ("SNPs") and/or microsatellite polynucleotide repeat markers ("Microsatellites") that are located within a Nominated Locus) that is identified and Controlled by Celera prior to such marker being identified in the Research Program and prior to such marker and its chromosomal position being placed in the public domain by a Third Party.

      1.8 "Celera Patents" means all Patents, excluding Joint Patents, that claim Celera Know-How, as of the Effective Date and/or during the Research Program that are Controlled by Celera and that would, but for the grant of a license thereunder, be infringed by the conduct of the Research Program or by practicing the subject matter in the Joint Patents.

      1.9 "Celera Technology" mean the Celera Know-How and the Celera Patents.

      1.10 "Control", "Controls" or "Controlled" means, with respect to particular material, information or intellectual property right, that the Party owns or has a license to such material, information or intellectual property right, with the ability to grant to the other Party a license or sublicense to such material, information or intellectual property right as provided for in the Agreement without violating an agreement with a Third Party.


                                       2.

      1.11 "DNA Samples" means clinical samples of purified human DNA in Gemini's possession and Control.

      1.12 "Gemini Consensus DNA Sequence" means the respective non-redundant assembled primary nucleotide sequence of gnomic DNA in a Nominated Locus that is Controlled by Gemini.

      1.13 "Gemini Gene" means any full-length gene (e.g. cDNA or genomic DNA) within a Nominated Locus that is identified and Controlled by Gemini prior to such gene being identified in the Research Program and prior to such gene and its chromosomal position being placed in the public domain by a Third Party.

      1.14 "Gemini Know-How" means all information, whether patentable or not, excluding Gemini's interest in the Joint Technology, that is necessary and directly applicable for the conduct of the Research Program and that during the term of this Agreement: (i) is Controlled by Gemini and (ii) is not generally known or available to the public. "Gemini Know-How" shall include, without limitation, all information contained in GeneFind(TM), PHENOBASE(TM) or any other databases under Gemini's control, Gemini Consensus DNA Sequence, Gemini Genes and Gemini Markers, in each case that in provided by Gemini hereunder.

      1.15 "Gemini Marker" means any genetic marker within a Nominated Locus (e.g. single nucleotide polymorphisms ("SNPs") and/or microsatellite polynucleotide repeat markers ("Microsatellites") that are located within a Nominated Locus) that is identified and Controlled by Gemini prior to such marker being identified in the Research Program and prior to such marker and its chromosomal position being placed in the public domain by a Third Party.

      1.16 "Gemini Material" means DNA Samples and other materials, other than Gemini Know-How, provided by Gemini to Celera hereunder for use in the Research Program.

      1.17 "Gemini Patents" means all Patents, excluding Joint Patents, that claim Gemini Know-How and/or Gemini Material, as of the Effective Date and/or during the Research Program that are Controlled by Gemini and that would, but for the grant of a license thereunder, be infringed by the conduct of the Research Program or by practicing the subject matter in the Joint Patents.

      1.18 "Gemini Technology" means the Gemini Know-How and the Gemini Patents.

      1.19 "Genes" means any and all of Celera Gene(s), Gemini Gene(s) and Joint Gene(s).

      1.20 "GeneFind(TM)" means the version of Gemini's proprietary database of loci generated from microsatellite genotyping in nonidentical twin pairs and disease-affected sibships, existing as of the Effective Date, and any additions, modifications or improvements thereof during the term of the Research Program.

      1.21 "Joint Gene" means any full-length gene (e.g. cDNA or genomic DNA) within Nominated Locus that is identified by Celera and/or Gemini in the course of the performance of the Research Program after the election of such Nominated Locus and prior to such gene and its


                                       3.

chromosomal position being placed in the public domain by a Third Party, but excluding Non-Association Genes. For clarity, "Joint Genes" shall exclude Celera Genes, Gemini Genes and Non-Association Genes.

      1.22 "Joint Know-How" means all information or inventions not generally known or available that (a) includes, comprises, is based on or relates to any Association Discovery or any Additional Association Discovery and (b) is made, conceived or reduced to practice in the course of performance of the Research Program by either or both Parties, and shall include in particular, but not without limitation, the information showing the association or other relationship between an Association Discovery and a Nominated Trait, or an Additional Discovery and the relevant phenotypic or disease trait (as applicable) discovered in the course of the Research Program. For clarity, "Joint Know-How" shall exclude non-Association Genes.

      1.23 "Joint Marker" means any genetic marker within a Nominated Locus (e.g. single nucleotide polymorphisms ("SNPs") and/or microsatellite polynucleotide repeat markers ("Microsatellites") that are located within a Nominated Locus) that is identified by Celera and/or Gemini in the course of the performance of the Research Program after the election of such Nominated Locus and prior to such marker and its chromosomal position being placed in the public domain by a Third Party. For clarity, "Joint Markers" shall exclude Celera Markers, Gemini Markers and Non-Association Genes.

      1.24 "Joint Patents" means all Patents that claim an invention within the Joint Know-How.

      1.25 "Joint Technology" means the Joint Know-How and Joint Patents.

      1.26 "Markers" means any and all Celera Marker(s), Gemini Marker(s) and Joint Markers.

      1.27 "Nominated Locus" means *

      1.28 "Nominated Trait" means a phenotypic trait that is within PHENOBASE(TM), that is selected by the Parties pursuant to Section 2.3, and that is relevant to a particular disease condition.

      1.29 "Non-Association Gene" means any Joint Gene or Joint Marker that, pursuant to Section 2.5, the Research Committee has determined is unlikely to be an Association Discovery. Non-Association Genes shall be deemed to be Celera Genes or Celera Markers, as the case may be.

      1.30 "Party" means either of Gemini or Celera, and "Parties" means both of Gemini and Celera.

      1.31 "Patents" means all foreign and domestic patent applications (including, without limitation, all provisional, divisional, substitution, continuation and continuation in-part applications, and all foreign counterparts thereof) and all foreign and domestic patents


                Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

                                       4.

(including without limitation, extensions, reissues, reexaminations, renewals, inventors certificates and foreign counterparts thereof).

      1.32 "PHENOBASE(TM)" means the version of Gemini's proprietary human clinical database existing as of Effective Date, and any additions, modifications or improvements thereof during the term of the Research Program.

      1.33 "Research Committee" shall have the meaning set forth in Section 2.1.

      1.34 "Research Program" means the research collaboration conducted by the Parties pursuant to this Agreement as defined in Article 2.

      1.35 "Third Party" or Third Parties" means any individual, partnership, joint venture, corporation, trust, estate, unincorporated organization, government or any department or agency thereof, or any other entity other than the Parties.

      2.1 Research Program

      Formation of Research Committee: Decision Making. Within ten (10) days after the Effective Date, the Parties shall establish a Research Committee having a total of four (4) members. The Research Committee shall have responsibility for strategic oversight of the Research Program and the implementation thereof. Gemini and Celera each shall select and have the right to replace up to two (2) representatives to serve as members of the Research Committee, each of whom shall have senior management responsibilities for the Party appointing such member. Either Party may designate a substitute committee member to participate in the event one of the Party's regular committee members is unable to be present at a meeting. The Research Committee shall meet, on a bi-monthly basis commencing from its formation, and from time to time during the term of this Agreement as otherwise agreed by the Parties. The Research Committee shall make decisions on the basis of unanimous consensus after a discussion of the matters as to which decisions are being made.

      2.2 Conduct of Research Program. Within sixty (60) days after the formation of the Research Committee, the Research Committee shall agree upon a Research Program governing each party's activities during the remainder of 1999 and for the year 2000. As part of the Research Program, the Parties shall jointly agree upon the definition and criteria for determining the association and linkage to be used in the process described in Section 2.5. In addition, the Research Program shall detail the Parties' responsibilities, the necessary process to narrow the Nominated Locus to a size mutually agreed upon by the Research Committee and a process to provide sequence coverage to the narrowed interval (if the sequence is not present in the Celera Human Genome Database). Such Research Program shall be in writing and shall be approved by the Parties. As outlined in this Article 2 and subject to the terms and conditions set forth in this Agreement, Celera and Gemini shall conduct the Research Program to discover genes and markers in the Nominated Locus that are associated with a Nominated Trait, for the purpose of licensing right in the Association Discovery to Third Parties. The Research Program shall be under the direction and supervision of the Research Committee. All work assignments to be


                                       5.

carried out by the Parties shall be subject to Sections 6.1, 6.2, 6.3 and 6.4. The Research Committee shall coordinate the Parties' efforts under the Research Program and facilitate communication between the Parties. In the event the Research Committee is unable to agree upon a particular matter within the Research Program, then such matter shall be submitted for resolution as provided in Article 11, except as expressly provided otherwise in this Agreement. If within ninety (90) days after formation of Research Committee, the Parties are unable to agree on a Research Program, either Party may terminate this Agreement. Celera and Gemini shall conduct the Research Program in a prudent and skillful manner and shall comply with all applicable laws, governmental regulations and guidelines including, without limitation, current NIH guidelines and any regulations or guidelines pertaining to research with recombinant DNA.

      2.3 Designation of Nominated Traits and Nominated Loci. As part of the Research Program, the Research Committee shall select * From time to time thereafter, the Research Committee may designate * Nominated Locus and Nominated Traits to be included in the Research Program. Disagreements under this Section 2.3 shall not be subject to arbitration pursuant to Section 11.4.

      2.4 Research Responsibilities. For purposes of the Research Program:

            (a) Upon selection of each Nominated Locus, both Parties will commence with the experiments according to the Research Program to narrow the size of the Nominated Locus to a size agreed upon by the Research Committee. Within thirty (30) days of achieving such narrowed interval, Celera will provide Gemini with the complete Celera Consensus DNA Sequence information within such interval from the Celera Human Genoma Database. In the event such information in the current Celera Genoma Database does not comprise the entire consensus DNA sequence information for the narrowed interval within Nominated Locus, Celera shall then do the necessary sequencing of such locus pursuant to the Research Program as provided for in Section 2.2 in order to complete such sequence information. The delivery date of such complete Celera Consensus DNA Sequence information will be extended for a limited period, by mutual agreement, to allow Celera a reasonable opportunity to complete such directed sequencing in the narrowed interval within the Nominated Locus. In the event that at the end of such period, Celera has completed sequencing at least * but less than * of the entire consensus DNA sequence information for the region, then upon Celera's request, the Research Committee shall promptly agree upon an extension of the time for delivery of such complete consensus DNA sequence information. In no event shall such extension exceed sixty (60) days. Celera will utilize computational methods to identify Joint Genes and Joint Markers in the Nominated Locus. Gemini will provide DNA Samples (in forms and quantities to be set forth in the Research Program), and each Party will provide the other party its Know-How as is reasonably necessary for conducting work under the Research Program, including without limitation, consensus DNA sequence, Celera Genes, Celera Markers, Gemini Genes and Gemini Markers and related information from GeneFind(TM)and PHENOBASE(TM).

            (b) Gemini will be responsible for determining the genotype of the DNA Samples provided pursuant to Section 2.4 as to Microsatellites within the Nominated Locus, and Celera will be responsible for determining the genotype of the DNA Samples provided pursuant


                Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

                                       6.

to Section 2.4 as to SNPs within the Nominated Locus as outlined in the Research Program. The Research Committee shall determine the scope and time duration for any genotyping activities. Responsibilities, if any, for genotyping of markers other than Microsatellites and SNPs shall be determined by the Research Committee. Upon completion of any such genotyping activities, each Party agrees to deliver the genotype information to the other Party.

            (c) Gemini and Celera will collaborate to generate and analyze linkage data between Markers and Genes in the Nominated Locus for the Nominated Trait in order to make Association Discoveries.

      2.5 Determination of Associations. Either Party may request that the Research Committee make a determination either: (a) based upon the genotyping data obtained pursuant to Section 2.4(b) and the analysis under Section 2.4(c), that a particular Gene or Marker, that has been identified under the Research Program as potentially associated with the Nominated Trait (or another phenotypic of disease trait), is an Association Discovery or an Additional Association Discovery, or (b) that it is unlikely, to a reasonable degree of certainty based on the results of the Research Program and other information available to the Research Committee, that a particular Joint Gene or Joint Marker is an Association Discovery. The Research Committee shall meet to make the requested determination within thirty (30) days of such request. If the Research Committee is unable to make a determination, it will prepare a workplan for additional studies to be conducted by the Parties in order to allow the requested determination, and the Parties will conduct such studies as determined by the Research Committee. Upon receiving the results from the workplan, the Research Committee will reconvene to make the requested determination. If the Research Committee determines, upon a particular request, that the Gene or Marker covered by such request is associated with the Nominated Trait or another phenotypic or disease trait (as applicable), then such Gene or Marker shall be deemed an Association Discovery or an Additional Association Discovery, as applicable. If the Research Committee determines that it is reasonably clear that a Joint Gene or Joint Marker is not an Association Discovery, such Gene or Marker will be designated as a Non-Association Gene.

      2.6 Transfer of Information and Material. Subject to the provisions of
Article 7, from time to time during the Research Program, each Party shall provide to the other Party copies of any and all results, information, data and tangible materials that result from the performance of the Research Program.

      2.7 Use and Handling of Materials. All materials transferred by either Party under this Agreement are provided solely for use in conducting the Research Program and no other purpose. The parties acknowledge that materials transferred under this Agreement are experimental in nature and each Party shall use such transferred material with prudence and appropriate caution, since not all of the materials' characteristics are known.

                                    ARTICLE 3

                             EXCLUSIVITY; COVENANTS

      3.1 Nominated Locus Information.


                                       7.

            (a) Save as permitted in Article 6, Gemini shall not provide to any Third Party any information related to the Nominated Locus and/or the Nominated Trait (insofar as it relates to the Nominated Locus), unless and until such information becomes publicly available or Celera consents to the disclosure of such information. In addition, Gemini shall not engage with any Third Party in any project or work related to the Nominated Locus and/or the Nominated Trait (insofar as it relates to the Nominated Locus).

            (b) Subject to Sections 3.3 and 4.5 and save as permitted in Article 6, Celera shall not utilize any Gemini Know-How or Gemini Material in any research or development work outside the Research Program without Gemini's prior written consent, or, with respect to any Gemini Know-How, unless and until any such Gemini Know-How is in the public domain.

            (c) Save as permitted in Article 6, Gemini shall not utilize any Celera Know-How in any research or development work outside of the Research Program without Celera's prior written consent or unless any such Celera Know-How is in the public domain.

      3.2 Independent Programs. Except as provided in Section 3.1, each Party may engage in and promote independent research programs, including the promotion by Celera of its databases and services and promotion by Gemini of its GeneFind(TM), PHENOBASE(TM) and other gene discovery programs.

      3.3 Joint Technology Exclusivity. Except as permitted in Sections 6.1, 6.2, 6.3 or 6.4 or pursuant to the terms of a separate written agreement between the Parties, neither Party shall pursue or engage in, either alone or with a Third Party, the research, development, or commercialization of any invention within the Joint Technology. However, Celera shall retain the right to use or dislose the DNA sequence of Association Discoveries and Additional Association Discoveries independently, so long as no such use involves, is based upon, uses, pratices or relies in any manner or to any extent on any other Joint Technology.

                                   ARTICLE 4

                          LICENSES; LIMITATIONS ON USE

      4.1 Research License to Celerea. Subject to the terms of this Agreement, Gemini grants to Celera a royalty-free, worldwide, nonexclusive license under the Gemini Technology solely for Celera to perform its responsibilities under the Research Program.

      4.2 Research License to Gemini. Subject to the terms of this Agreement, Celera grants to Gemini a royalty-free, worldwide, nonexclusive license under the Celera Technology solely for Gemini to perform its responsibilities under the Research Program.

      4.3 Use of Joint Genes and Joint Markers. Gemini may use any and all Joint Genes and/or Joint Markers solely for the purpose of performing its responsibilites under the Research Program, and may not make any other use thereof except as permitted in Section 6.1, 6.2 or 6.3. Gemini shall have no right to assign, license or transfer any Celera Know-How and/or Patents that claim such Joint Genes and Joint Markers to any Third Party, except as permitted in Sections 6.1, 6.2 or 6.3.


                                       8.

      4.4 Assignment of Non-Association Genes. Gemini shall assign Celera its complete right, title and interest in and to any Non-Association Genes and in any Patents claiming Non-Association Genes.

      4.5 SNP License. Subject to the terms of this Agreement, Gemini grants to Celera a fully paid-up, royalty-free, worldwide, exclusive license to Gemini's interest in the Joint Technology that specifically and solely relates to single nucleotide polymorphism allele frequencies, to use such allele frequency information for all purposes.

      4.6 No Other Licenses.

            (a) Except as expressly stated in this Agreement, nothing in this Agreement, the licenses and assignment granted to Celera in Section 4.1, 4.4 and 4.5, nor the transfer to Celera of Gemini Material, Gemini Technology or Joint Technology shall be deemed to grant or convey any other rights to Celera in, or affect the legal title to, the Joint Technology, the Joint Genes, the Joint Markers, the Gemini Technology ort the Gemini Material to Celera.

            (b) Except as expressly stated in this Agreement, nothing in this Agreement, the license granted to Gemini in Section 4.2, nor the transfer to Gemini of Celera Technology or Joint Technology hereunder shall be deemed to grant or convey any other rights to Gemini in, or affect the legal title to, the Joint Technology, the Joint Genes, the Joint Markers or the Celera Technology.

      4.7 No Other Uses of Technology, Material and Information.

            (a) Celera shall not use the Joint Technology, the Gemini Technology, or the Gemini Material for any purpose other than performance of the Research Program, including, without limitation, any profit-making or commercial purpose, in the absence of a separate written agreement between the Parties to develop and/or commercialize the Joint Technology, as provided in Article 6.

            (b) Gemini shall not use the Joint Technology, the Joint Genes, the Joint Markers or the Celera Technology for any other purpose other than performance of the Research Program, including, without limitation, any profit-making or commercial purpose, in the absence of a separate written agreement between the Parties to develop and/or commercialize the Joint Technology, as provided in Article 6.

      4.8 Unaffected Rights of Celera and Gemini.

            (a) Gemini is free to use or distribute the Gemini Material or the Gemini Technology to other commercial or non-commercial entities or persons and to grant licenses under such Gemini Technology or Gemini material to such entities or persons, except as prohibited by Section 3.1.

            (b) Celera is free to use or distribute the Celera Technology, Joint Genes and/or Joint Markers to other commercial or non-commercial entities or persons and to grant licenses under such Celera Technology, Joint Genes and/or Joint Markers to such entities or persons, except as prohibited by Section 3.1.

                                       9.

                                    ARTICLE 5

               INVENTORSHIP AND OWNERSHIP OF INTELLECTUAL PROPERTY

      5.1 Inventorship. Inventorship of inventions and other intellectual property rights conceived and/or reduced to practice in connection with the Research Program shall be determined in accordance with the patent laws of the United States. The Parties shall reasonably cooperate in making all necessary assignments and executing all necessary documents, an shall ensure that their employees and agents make all necessary assignments and execute all necessary documents, to protect the ownership rights set forth in this Article 5.

      5.2 Gemini Ownership. Celera acknowledges and agrees that Gemini shall retain ownership of all Gemini Material and Gemini Technology, subject to the licenses granted under this Agreement and that Gemini shall have the sole right to file, prosecute and maintain Patents claiming any inventions therein, at Gemini's sole expense.

      5.3 Celera Ownership. Gemini acknowledges and agrees that Celera shall retain ownership of all Celera Technology, subject to the licenses granted to Gemini under this Agreement, and that Celera shall own all information concerning allele frequency of SNPs arising from the Research Program (and all rights arising from such information) and that Celera shall have the sole right to file, prosecute and maintain Patents claiming any inventions in any of the foregoing, at Celera's sole expense.

      5.4 Ownership of Joint Gene and Joint Marker. Joint Genes and Joint Markers and all intellectual property rights herein shall be owned jointly by the Parties, subject to the license and assignment provision in Sections 6.3,
6.4 and 10.5.

      5.5 Ownership of Joint Technology. Joint Technology, including without limitation all Association Discoveries and Additional Association Discoveries, and all itellectual property rights therein shall be owned jointly by the Parties, subject to the licenses granted under this Agreement.

      5.6 Prosecution of Patents within Joint Genes and Joint Markers.

            (a) With respect to each invention within Joint Genes and Joint Markers that may be patentable, Celera shall have the obligation of filing, prosecuting and maintaining the Patents claiming such invention. Patents to such Joint Genes and/or Joint Markers shall be jointly assigned to Celera and Gemini.

            (b) Celera shall be responsible for paying all costs and expenses of filing, prosecuting and maintaining the Patents pursued by Celera under Section 5.6(a) above.

      5.7 Prosecution of Patents within Joint Technology.

            (a) With respect to each invention within Joint Technology that may be patentable, Celera shall have the first right, but not the obligation, of filing, prosecuting and maintaining the Patents claiming such invention. Upon notification of an intent to file patent


                                      10.

application claiming Joint Technology, Gemini will have fifteen (15) days to inform Celera whether Gemini consents such filing.

                  (i) If Gemini consents to such filing within such fifteen (15) day period, Celera shall reasonably consult with Gemini regarding such filing and prosecution efforts, keep Gemini reasonably informed of the prosecution (including without limitation by providing copies of all patent applications, amendments and correspondence from U.S. and foreign patent offices) so as to allow Gemini a reasonable amount of time to review such information, seek the comments of Gemini on proposed applications, amendments, and responses to office actions and make commercially reasonable efforts to accommodate such comments of Gemini.

                  (ii) If Gemini does not consent within such fifteen (15) day period or Gemini fails to respond within such period, Celera shall have the right to proceed with the filing and prosecution of one or more patent applications for such invention at its own expense and for its own benefit. If Celera undertakes such filing and prosecution, Gemini shall promptly assign all of its right, title and interest in and to such invention and any intellectual property rights arising therefrom or any intellectual property rights to Celera Genes or Celera Markers that may dominate the practicing of such invention to Celera. Thereafter, Celera shall have the sole right, at its discretion, to commercialize such invention and all intellectual property rights arising therefrom, without obligation and free of the requirement of Article 6.

            (b) Gemini may request that Celera take all necessary action to file and prosecute a patent application on any particular invention within the Joint Technology and shall provide one hundred twenty (120) days notice prior to any critical date if possible. Upon such request, Celera shall have fifteen (15) days to inform Gemini whether Celera will proceed with the requested filing or prosecution, or if Celera will forego the same.

                  (i) If Celera elects to proceed, it shall take all commercially reasonable efforts to accomplish such filing and prosecution and proceed as set forth in Section 5.7(a).

                  (ii) If Celera elects not to proceed within such fifteen (15) period, Gemini shall have the right to proceed with the filing and prosecution of one or more patent applications for such invention at its own expense and for its own benefit. If Gemini undertakes such filing and prosecution, Celera shall promptly assign all of its right, title and interest in and to such invention and any intellectual property rights arising therefrom to Gemini. Thereafter, Gemini shall have the sole right, at its discretion to commercialize such invention and all intellectual property rights arising therefrom, without obligation to Celera and free of the requirements of Article 6.

            (c) Celera shall be responsible for paying all costs and expenses of filing, prosecuting and maintaining the Patents pursued by Celera under Section 5.7(a) and 5.7(b)(i) above. Except for Patents claiming single nucleotide polymorphism allele frequencies and/or the use of such allele frequency information (which shall be the sole responsibility of Celera), Gemini shall reimburse Celera, based on invoices submitted at the end of each calendar quarter, for one-half of the actual out-of-pocket expense incurred by Celera in such filing,


                                      11.

prosecution and maintenance of all such Patents. However, as to any particular Patent in a country or countries, Gemini may decline, by written notice, to pay its share of any such costs and expenses as to such Patent incurred after except of such notice, and upon such notice; (i) Gemini shall have no further obligation with respect to such Patent in such countries; (ii) Celera shall have the right, in its sole discretion, to continue the prosecution and maintenance of such Patent in the applicable countries at its own expense and for its own benefit and (iii) Gemini shall promptly assign all of its right, title and interest in and to such Patent in such countries. Thereafter, Celera shall have the sole right, at its discretion, to commercialize such Patent in such countries, without obligation to Gemini and free of the requirements of Article 6 with respect thereto.

      5.8 Assistance in Prosecution and Maintenance; Execution of Documents. Each Party shall reasonably assign the other Party in the filing, prosecution and maintenance by the other Party (or both Parties jointly, as the case may be) of Patents under section 5.7, including, without limitation, executing any necessary powers of attorney. The Parties shall keep one another informed of the progress of such prosecution by providing copies of all correspondence between their patent counsel and the patent offices of the countries where such applications were filed. Each Party shall promptly execute any documents or instruments in connection with any assignments of its right, title and interest in and to any invention within the Joint Technology and intellectual property rights arising therefrom to the other Party under Section 5.7.

      5.9 Infringement of Joint Patents by Third Parties.

            (a) Each Party shall promptly notify the other in writing of any alleged or threatened infringement of Joint Patents of which it becomes aware. For all such joint Patents that are filed under Section 5.7(a)(i) or Section 5.7(b)(i), the Parties shall proceed as set forth in subsections (b) through (c) below with respect to such Third Party infringement. As to any Joint Patent which is filed under Section 5.7(a)(ii) or Section 5.7(b)(ii), the Party that owns such Joint Patent shall have sole rights, at its sole discretion, to enforce such patent.

            (b) Celera shall have the first right, but not the obligation, to bring, at its own expense, an appropriate action against any person or entity directly contributorily infringing a Joint Patent. Gemini shall cooperate reasonably with Celera in such action, including consenting to be a named Party to such action and the furnishing of a power of attorney. Gemini shall have the right to participate in any such action against a Third Party infringer through counsel of its own choice and at its own expense.

            (c) Within ninety (90) days of the discovery of any alleged or threatened infringement, or receipt of the notice in Section 5.9(a), Celera shall notify Gemini whether it intends to institute an infringement suit of take other reasonable action to protect the relevant Joint Patent. If Celera elects not to take action, or fails within ninety (90) days to so notify Gemini that it intends to take action, then Gemini shall have the right to institute such suit or take other appropriate action at its own expense, in its own name, Calera's name, or both. In such event, Celera hereby agrees to cooperate reasonably with Gemini in any such effort, including by consenting to be named Party to such action and the furnishing of a power of attorney.


                                      12.

            (d) In the event that the above provisions of (a) and (b) are not enforceable under the applicable laws, the Parties shall meet and discuss in good faith how to respond to the infringement.

            (e) Regardless of which Party brings the action, any recovery obtained by settlement or otherwise shall be distributed as follows: (i) when both Parties participate in the action, the Party bringing such action in the absence of an agreement to the contrary first ensure that any reasonable expenses incurred in assisting in such action (including counsel fees) by both Parties are reimbursed, and (ii) thereafter, the net recovery shall be shared between the Parties according to the ratio of their respective contributions to the litigation costs. Both parties must consent in advance to any settlement, which consent shall not be unreasonably withheld. When only one of the Parties brings and prosecutes the action, such Party shall retain all recovery.

      5.10 Infringement of Third Party Rights.

            (a) in the event that any activity of either Party under the Research Program or a product thereof becomes the subject of a claim for patent or other proprietary right infringment by a Third Party ("Research Program Infringement Claim"), the Parties shall promptly confer to discuss the claim.

            (b) The Parties shall reasonably cooperate in conducting the defense of any Research Program Infringemnet Claim. The Parties shall share equally all reasonable costs and expenses of such defense, and both parties must consent to any settlement of such defense, which consent shall not be unreasonably withheld.

      5.11 Exclusion of Rights.

            (a) Nothing in this Agreement is intended or shall be interpreted as granting to Gemini or any Third Party any right or interest in any intellectual property (i) invented, discovered, developed, or otherwise created by any business unit or affiliate of PE Corporation other than the Celera Genomics Business Unit or (ii) acquired or licensed by PE Corporation through or for the benefit of any business unit or affiliates of PE Corporation other than solely for the Celera Genomics Business Unit.

            (b) Nothing in this Agreement is intended to or shall be interpreted as granting to Celera or any Third Party any right or interest in any intellectual property (i) invented, discovered, developed, or otherwise created by Gemini Holdings plc or any affiliate of Gemini Holdings plc other than Gemini or (ii) acquired or licensed by Gemini Holding plc or any affiliate of Gemini Holdings plc other than solely for the benefit of Gemini.

                                    ARTICLE 6

                      COMMERCIALIZATION OF JOINT TECHNOLOGY

      6.1 Licensing by Parties. The Parties intend to commercialize the Joint Technology, (except for Patents prosecuted and maintained under Section 5.7(a)(ii) or Section 5.7(b)(ii) and inventions claimed thereby) by granting licenses within appropriate fields of use to Third Parties


                                      13.

to any intellectual property rights under such Joint Technology, associated Joint Genes and/or Joint Markers (including without limitations all potential investigative, diagnostic or therapeutic uses thereof) and any requisite Celera Patents and Gemini Patents that would be infringed by the practice of such Joint Technology but for the grant of such licenses, for development and commercialization on terms to be mutually agreed by the Parties. Such commercialization efforts shall be undertaken by the Commercialization Committee established pursuant to Section 6.5. The Commercialization Committee shall have responsibility for implementing and coordinating commercialization of any specific Association Discovery and any specific Additional Association Discovery (in each case, except as provided in Section 6.3 and 6.4), and/or any other Joint Technology that either Party requests in writing be commercialized, including without limitation the preparation of a plan to achieve the licensing of such Joint Technology, the marketing of such license rights to such Joint Technology, the pursuit of commercialization opportunities therefore, and the negotiation of joint licensing agreements between the Parties and one or more Third Party licenses as to such Joint Technology, associated Joint Genes and/or Joint Markers and requisite Celera Patents and Gemini Patents, subject to each Party's approval. The Commercialization Committee shall make diligent good faith commercially reasonable efforts to exploit all such Joint Technology that either Party requests to be commercialized.

      6.2 Licensing of Additional Association Discoveries. If, prior to the making of a particular Additional Association Discovery, and not in specific contemplation or anticipation of making collaboration, a Party has entered into a collaboration for a specific phenotypic trait other than a Nominated Trait with a Third Party that would, in accordance with a written agreement between such Party and such Third Party, include such Additional Association Discovery, then such Party shall be entitled to license such Additional Associated Discovery, any intellectual property rights therein, and any other Joint Technology relating thereto or Patents claiming Joint Genes or Joint Makers, to such Third Party, provided that such Party shall share all revenues received on account of such license pursuant to Section 6.6. The license to the Third Party shall be on terms and conditions negotiated by the Commercialization Committee (unless certain terms or conditions are required by the written agreement with such Third Party). Each Party shall list in Appendix A of this Agreement any existing collaborations giving rise to any such Third Party rights, but excluding the identity of any such Third Party. Such list shall be updated quarterly.

      6.3 Third Party License Obligations. If the Parties agree to the grant of a license to a Third Party pursuant to Section 6.1 or a Party grants a license as permitted under Section 6.2, each Party will grant the appropriate license to such Third Party under its interest in the Joint Technology and under its interest in Patents claiming Joint Genes, Association Discoveries, Additional Association Discoveries and/or Joint Markers (to the extent that, but for such license, such Patents would be infringed by the exercise of the development and commercialization rights granted to such Third Party under the Joint Technology). In addition, with respect to any written agreement with such Third Party pursuant to Sections 6.1 and 6.2, (i) Gemini shall grant to such Third Party a license under Gemini Patents that would, but for the grant of such license, be infringed by the exercise of the development and commercialization rights granted in such agreement to such Third Party under the Joint Technology, and (ii) Celera shall grant to such Third Party a license under Celera Patents that would, but for the grant of such license, be


                                      14.

infringed by the exercise of the development and commercialization rights granted in such agreement to such Third Party under the Joint Technology.

      6.4 Licensing under Prior Obligations. Celera has entered into a relationship with a Third Party which obligates Celera to offer the Third Party an option to obtain an exclusive license to Celera's interest in certain Celera Genes, related Celera Markers, Joint Genes, related Joint Markers and/or Joint Technology within the fields of *. If Celera has knowledge of any such Celera Genes, Celera Markers, Joint Genes, Joint Markers and/or Joint Technology and any use thereof within such fields that is subject to a Third Party obligation and conflicts with the Research Program, Celera shall inform Gemini promptly. In the event such Third Party exercises its rights to an exclusive license to any such Celera interest in Joint Technology as contemplated under this Section, Celera and Gemini shall share revenues received from such Third Party pursuant to Section 6.6.

      6.5 Commercialization Committee. Within thirty (30) days after a request by either Party to undertake the commercialization of Joint Technology, the Parties shall establish a Commercialization Committee having a total of four (4) members. Gemini and Celera each shall select and have the right to replace up to two (2) representatives to serve as members of the Commercialization Committee, each of whom shall have senior management responsibilities for the Party appointing such member. Either Party may designate a substitute for a committee member to participate in the event one of the Party's regular committee members is unable to be present at a meeting. The Commercialization Committee shall operate by consensus and shall seek to make decisions on the basis of consensus after a discussion of the matters as to which decisions are being made. In the event the Commercialization Committee is unable to agree upon a particular matter, then such matter shall be submitted for resolution to an executive officer of each Party for resolution by good faith discussion. If such matter is not resolved by such officers within thirty (30) days of submission, and the matter relates directly to the commercialization of a particular item of Joint Technology, then the matter will be submitted to an independent expert in the pharmaceutical (or other appropriate related) industry acting as an expert and not as an arbitrator, the identity of whom shall be agreed upon by the Commercialization Committee (or failing such agreement, by the independent experts, where one such expert is identified and nominated by each of the Parties in their respective discretion) who shall resolve the matter by determining objectively what is the best means of commercializing the applicable Joint Technology on a stand alone basis disregarding the individual subjective needs or preferences of the Parties. In the absence of manifest error, such determination shall be conclusive.

      6.6 Revenue Sharing. The Parties will share all revenues, including but not limited to research funding, upfront license fees, milestone fees and royalty payments, received on account of Third Party licenses granted pursuant to Section 6.1, 6.2 or 6.3 and as follows:

            (a) the Parties will first be reimbursed, on a pro-rata apportionment, for the cost of genotype determination work carried out under the Research Program pursuant to Section 2.4(b) as follows:


                Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

                                      15.

                  (i) the fully-burdened cost of genotyping *. The cost of genotyping shall be periodically reviewed by the Research Committee. Any appropriate adjustment shall be made upon the approval by the Research Committee.

                  (ii) the fully-burdened cost of Celera's re-sequencing pursuant to the Research Program at costs reviewed and approved by the Research Committee.

                  (iii) any unforeseen costs reasonably incurred by either Party pursuant to the Research Program, provided such costs are reviewed by the Research Committee.

            (b) the Parties will also be reimbursed for the costs associated with seeking Third Party commercialization of the Joint Technology. Such reimbursement must be approved by the Commercialization Committee.

            (c) the Parties will * the remainder of any such revenues as follows: the Party receiving any such revenues will promptly give notice of such receipt to the other Party. Within thirty (30) days of such receipt, the receiving Party shall provide to the other Party a calculation of reimbursement due to each Party pursuant to Section 6.5(a) and (b) and shall remit all amounts owing to the other Party as reimbursement or share of remaining revenue.

                                    ARTICLE 7

                                 CONFIDENTIALITY

      7.1 Confidential information. All confidential or proprietary information disclosed by a Party under this Agreement shall be deemed "Confidential Information" of such Party, including without imitation the following: the existence if this Agreement; the transactions contemplated hereby and any proposed or actual termination hereof (except as provided in Section 7.5), Joint Technology (which shall be deemed Confidential Information of both Parties), Joint Genes and Joint Markers (which shall be deemed Confidential Information of Celera), Gemini Material and Gemini Technology (which shall be deemed Confidential Information of Gemini), and Celera Technology (which shall be deemed Confidential Information of Celera), and information received from Third Parties in confidence.

      7.2 Confidentiality. Except to the extent expressly authorized by this Agreement or as otherwise agreed in writing by the Parties, each Party agrees that, for the term of this Agreement and for five (5) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information of the other Party (and/or furnished to it by the other Party pursuant to this Agreement) or any of the Joint Technology, unless the receiving Party can demonstrate by competent proof that such Confidential Information:

            (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party, as shown by pre-existing records;


                Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

                                       16.

            (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

            (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of such Agreement;

            (d) was disclosed to the receiving Party by a Third Party, other than in connection with a breach of an obligation to the other Party; or

            (e) was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party of use of Joint Technology by persons who had no knowledge of or access thereto, as shown by independent records.

      7.3 Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to:

            (a) in the case of Joint Technology only, to license Third Parties under Association Discoveries or Additional Association Discoveries pursuant to
Section 6.1 and 6.2:

            (b) to fulfill an obligation under Section 6.3;

            (c) consult with a Party's own legal advisors who are under obligation to maintain the information in strict confidence beyond anything which has already publicly disclosed by the Parties hereto;

            (d) assert or enforce a party's rights under this Agreement;

and, in any event, with the consent of the other Party (which consent shall not be unreasonably withheld).

      7.4 Limitations on Disclosure. Notwithstanding the provisions of Sections
7.2 and 7.3, in the event a Party is required to make a disclosure of the other Party's Confidential Information, it will make all commercially reasonable efforts to give advance notice to the other Party of such disclosure requirement and shall use commercially reasonable efforts to secure confidential treatment of such information, including cooperation with the other Party to obtain a protective order of the other Party's confidential Information. In any event, the Parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder.

      7.5 Public Announcement. The Parties shall make an initial public announcement as to the Agreement in a form mutually agreed by the Parties. Prior to making any subsequent public announcements regarding this Agreement or the transactions contemplated herein, each Party agrees to provide the other Party with a reasonable opportunity to review and comment upon such proposed announcement. Written agreement between the Parties shall be required prior to any such subsequent public announcement and such agreement shall not be unreasonably withheld.


                                      17.

      7.6 Employees; Agents. Each Party shall ensure that each of its employees, consultants or other agents who has access to Confidential Information of the other Party is bound to obligations of confidentiality and non-use as to such Confidential Information at least equivalent in scope to those set forth in Sections 7.1, 7.2 and 7.3.

      7.7 Equitable Remedies. Each Party hereby acknowledges and agrees that in the event of any breach of this Agreement, including, without limitation, the actual or threatened disclosure or transfer of the other Party's Confidential Information, without the prior express written consent of such other Party, such other Party may suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each Party hereby agrees that the other Party may be entitled to specific performance of the obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

                                    ARTICLE 8

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      8.1 Mutual Representations and Warranties. Each Party hereby represents and warrants:

            (a) Such Party is duly organized and validly existing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

            (b) Such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

            (c) This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not, to the best of such Party's knowledge after reasonable inquiry, conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound (except for Celera's relationship with a Third Party described in Section 6.4), nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

      8.2 Disclaimer of Warranties. MATERIALS AND INFORMATION PROVIDED UNDER THIS AGREEMENT ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. NEITHER PARTY REPRESENTS OR WARRANTRS THAT THE USE OF ITS MATERIAL OR INFORMATION WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETATRY RIGHT.

                                    ARTICLE 9

                                 INDEMNIFICATION


                                      18.

      9.1 Indemnification. Gemini and Celera shall each indemnify, hold harmless and defend the other against any and all Third Party claims, suits, losses, damage, costs, fees and expenses including its reasonable attorney fees ("Claims") resulting from the receiving Party's use of materials or information as applicable transferred under this Agreement in accordance with the Agreement, except to the extent that such Claim results from the gross negligence or willful misconduct of, or a breach of this Agreement by the indemnified Party, its directors, officers, employees, independent contractors or agents.

                                   ARTICLE 10

                              TERM AND TERMINATION

      10.1 Term. Unless earlier terminated pursuant to Sections 10.2 or 10.3, this Agreement shall have a term of two (2) years from the Effective Date.

      10.2 Termination for Material Breach. Either Party shall have the right to terminate this Agreement for a material breach of this Agreement if the other Party has not cured such breach within sixty (60) days following notice of termination to the other Party.

      10.3 Termination for Lack of Sequence Information. Gemini shall have the right to terminate this Agreement if Celera fails to provide Gemini with the complete consensus DNA sequence information in the Nominated Locus within the thirty (30) day period set forth in Section 2.4(a) or such longer specified period agreed to pursuant to Section 2.4(a).

      10.4 Survival. Upon expiration or termination of this Agreement in accordance with Section 10.1, Section 10.2 or Section 10.3, the following provision shall remain in full force and effect: Sections 3.1 (Nominated Locus Information), 3.3 (Joint Technology Exclusivity), 4.5 (SNP License), 4.6 (No Other License), 4.7 (No Other Uses if Technology, Material and Information), and
4.8 (Unaffected Rights of Celera and Gemini), and Article 5 (Inventorship and Ownership of Intellectual Property), 6 (Commercialization of Joint Technology), 7 (Confidentiality), 10 (Term and Termination) 11 (Dispute Resolution) and 12 (General Provisions).

      10.5 Assignment Upon Termination. In the event this Agreement expires in accordance with Section 10.1, is terminated in accordance with Section 10.2 (due to a material breach by Gemini) or is terminated in accordance with Section
10.3 (Termination for Lack of Sequence Information), Gemini shall assign Celera its complete interest in any Joint Genes and Joint Markers, subject to any license granted pursuant to Sections 6.1, 6.2, 6.3 and 6.4 to Joint Genes and Joint Markers.

      10.6 Return of Confidential Information. Promptly upon any termination or expiration of this Agreement, each Party will deliver to the other Party all Confidential Information of the other Party, including any remaining material of the other Party and any replications, progeny, derivatives, analogs or clones thereof, all copies, replications and versions of all the Confidential Information of the other Party in written, graphic, electronic or other form in such Party's possession, except that each Party may retain one copy of all Confidential Information received for archival purposes and each Party may retain Joint Technology. Upon


                                      19.

termination or expiration of this Agreement, each Party shall not use, allow to be used, sell, transfer, disclose or otherwise provide access to any Confidential Information of the other Party (except for Joint Technology) or any replications, progeny, derivatives, analogs, clones or copies thereof, in written graphic, electronic or other form.

      10.7 Accrued Rights and Obligations. Termination on expiration of this Agreement shall not affect any accrued rights or obligations of either Party.

                                   ARTICLE 11

                               DISPUTE RESOLUTION

      11.1 General. The Parties recognize that dispute as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation. To accomplish this objective, the Parties agree to follow the procedures set forth in Article 11 if and when a dispute arises under this Agreement.

      11.2 Negotiations. Unless otherwise specifically provided in this Agreement, disputes among the Parties will be resolved by reference first to their respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within fifteen (15) days after notice is received. Said designated officers are as follows:

      For Celera: Dr. Peter Barrett

      For Gemini: Dr. Paul Kelly

In the event the designated executive officers (or a comparable replacement thereof) are not able to resolve such dispute, either Party may at anytime after the fifteen (15) day period seek to resolve the dispute through means provided in Section 11.3, except for issues that are required to be resolved pursuant to
Section 11.4.

      11.3 Legal Proceedings. Any claim or controversy arising out of or related to this Agreement or any breach hereof that is not resolved by the designated committee and/or officer, or pursuant to Section 11.4 as appropriate, as provided in this Agreement shall be submitted to a New York state or United States federal court of competent jurisdiction, in either case sitting within the boundaries of the United States District Court, Southern District of New York, and the Parties hereby consent to the jurisdiction and venue of such court for such claims and controversies. The parties each recognize their right to a jury trial and hereby expressly waive such right and agree to submit any claim or controversy arising out of or related to this contract or any breach hereof to a trial by judge. Notwithstanding the foregoing, disputes regarding the validity, scope or enforceability of patents shall be submitted to a court of competent jurisdiction in the country where such patent has issued.

      11.4 Arbitration of Certain Maters. Except as provided in paragraph (C) below, any dispute controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement, including disputes relating to alleged breach or to termination


                                      20.

of this Agreement, other than disputes which are expressly prohibited herein from being resolved by this mechanism, shall be settled by binding arbitration as provided in this Section 11.4.

            (a) A Party that intends to begin arbitration shall provide written notice (the "Arbitration Request") to the other Party informing such other Party of such intention and the issues to be resolved.

            (b) Within ten (10) business days after providing the Arbitration Request, the other Party may, by written notice to the Party initiating arbitration, add additional issues to be resolved.

            (c) Any dispute regarding the validity or enforceability of a Celera Patent, Gemini Patent or Joint Patent relating to a Gene, Marker, Association Discovery or Additional Association Discovery shall be submitted to a court of competent jurisdiction in the country in which such Patent exists.

            (d) Rules. The arbitration shall be administered by JAMS/Endispute and conducted pursuant to the Comprehensive Rules for Commercial, Real Estate and Construction Cases of JAMS/Endispute. Notwithstanding those rules, the following provisions shall apply to the arbitration hereunder:

                  (i) Arbitrator; Proceedings; Award. The arbitration shall be conducted by a single arbitrator with significant relevant experience in the biotechnology and/or pharmaceutical (or other appropriate related) industry ("the Arbitrator"). No Party shall engage in ex parte contact with the Arbitrator. The Parties intend to conclude the arbitration proceeding in no more than eighteen (18) months from its beginning to the ward of the Arbitrator. The Parties intend that each Party will have the opportunity to conduct complete discovery with respect to all material issues involved in a dispute within the framework provided above. The Arbitrator shall render an opinion setting forth findings of fact and conclusions of law with the reason therefore stated. A transcript of the evidence adduced at the hearing shall be made and, upon request, shall be made available to each Party. The Arbitrator shall, in rendering its decision, apply the substantive law of the State of New York, without regard to its conflict of laws provisions, except that the interpretation of and enforcement of this Section 11.4 shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss 1-14, 201-208. The Arbitrator shall apply the United States Federal Rules of Evidence to the hearing. The proceeding shall take place in within New York City, New York. Each Party shall bear its own legal fees, except that the fees of the Arbitrator and JAMS/Endispute shall be paid by the losing Party, which shall be designated by the Arbitrator, or split equally between the Parties if the Arbitrator is unable to designate a losing Party. The Arbitrator is empowered to award any remedy allowed by law, including money damages, prejudgment interest and attorney's fees, and to grant final, complete, interim, or interlocutory relief. Notwithstanding the foregoing, however, the Arbitrator may not award any special, consequential, punitive, incidental or indirect damages arising out of this Agreement, however caused, under any theory of liability.

                  (ii) Confidentiality. The arbitration proceeding, its existence, the dispute submitted to arbitration, and the arbitrator's decision shall be confidential and deemed Confidential Information of each Party, except as required in connection with the enforcement of


                                      21.

such award or as otherwise required by applicable law, and the Arbitrator shall issue appropriate protective orders to safeguard such Confidential Information.

                  (iii) Authority of U.S. District Court. The United States District Court, Southern District of New York, may enter judgment upon any award. The Parties consent to the jurisdiction of such Court for the enforcement of these provisions. In the event such Court lacks jurisdiction, then any court having jurisdiction of this matter may enter judgment upon any award and provide the same relief, and undertake the same review, as specified herein.

                  (iv) Provisional Remedies. Each Party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

                                   ARTICLE 12

                               GENERAL PROVISIONS

      12.1 Notices. Any notices required or permitted hereunder shall be given to the appropriate Party at the address specified below or at such other address as the Party shall specify in writing. Such notices shall be deemed given upon personal delivery, one (1) day after the date such notice is provided by overnight delivery service, three (3) day after the date of mailing when sent by certified or registered mail, postage prepaid, or upon the date such notice is transmitted by facsimile, provided that the Party providing such notice promptly confirms receipt of such transmission with the other party by telephone. All notices shall be addressed as follows:

     If a Gemini :                With a copy to:

     Gemini Research Limited      Cooley Goward LLP
     162 Science Park             3000 El Camino Real
     Milton Road                  Palo Alto, California 94306
     Cambridge, CB4 4GH           United States
     United Kingdom               Attn:  Barclay J. Kamb, Esq.
     Attn:  CEO                   Telephone: (605) 843-5000
     Telephone:  44-1223-435-323  Fax  (605) 857-0663
     Fax:  44-1223-435-301

     If to Celera:

     Celera Genomics
     45v West Gude Drive
     Rockville, MD 20850
     Attn:  Dr. Peter Barrett (Executive
     Vice President, Chief Business
     Officer)
     Telephone:  240-453-3100


                                      22.

      Fax: 240-453- 3800
      Cc: Legal Department

      Any Party may, by written notice to the other, designate a new address or fax number to which notices to the Party giving the notice shall thereafter be mailed or faxed.

      12.2 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to o all such other acts may be necessary or appropriate in order to carry out the purpose and intent of this Agreement.

      12.3 No Trademark Rights. Except as otherwise provided herein or agreed to in advance in writing, no right, express or implied, is granted by this Agreement to use in any manner the names "Celera" or "Gemini", or any other trade name or trademark of Celera or Gemini or the names of employees thereof, for any purpose.

      12.4 Force Majeure. No party shall be liable for any delay or failure of performances to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the Party claiming excuse uses its best efforts to overcome the same.

      12.5 Legal Compliance. The Parties shall review in good faith and cooperate in taking such actions to ensure compliance of this Agreement with all applicable laws, including without limitations, European Union Competition Law and US Antitrust Law.

      12.6 Entirety of Agreement. This Agreement is the entire agreement and understanding of the Parties relating to the subject matter contained herein and merges all prior discussions and agreements between them, and no Party shall be bound by any representation other than as expressly stated in this Agreement, or by a written amendment to this Agreement signed by authorized representatives of each of the Parties.

      12.7 Non-Waiver. The failure of the Party in any one or more instances to insist upon strict performances of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such term or conditions on any future occasion.

      12.8 Disclaimer of Agency. This Agreement shall no constitute any Party the legal representative of agent of another, nor shall any Party have the right or authority to assume, create, or incur any Third Party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth this Agreement.

      12.9 Severability. If any provision or part thereof of this Agreement is declared invalid by any court of competent jurisdiction, or any government or other agency having jurisdiction over either Celera or Gemini deems any provision or part thereof to be contrary to any antitrust or competitive laws, then such declaration shall not affect the remainder of the provision or other provisions. To the extent possible the Parties shall revise such invalidated provision or part thereof in a manner that will render such provision valid without impairing the Parties' original interest.


                                      23.

      12.10 Affiliates; Assignment. A Party may discharge any obligations and exercise any rights hereunder through any company or other entity controlled by, controlling or under common control with such Party (an "Affiliate") provided such Affiliate is not a competitor of the other Party. References to a Party shall include any Affiliate of that Party to whim such an assignment or delegation has been made or ratified. Except as provided in this Sections 12.10, neither Party shall delegate duties of performance or assign, in whole or in part, rights or obligations under this Agreement without the prior written consent of the other Party, and any attempted delegation or assignment without such written consent shall be of no force or effect, except that each Party shall have the right to so delegate and assign to the surviving entity pursuant to a merger or acquisition of such Party, or to the acquirer of substantially all assets of such Party. Subject to the restrictions contained in the preceding sentence, this Agreement shall be binding upon the successors and assigns of the Parties.

      12.11 Headings. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting or used in the interpretation of this Agreement.

      12.12 Limitation of Liability. No Party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any Party.

      12.13 Governing Law. This Agreement shall be governed by the laws of New York, as those laws are applied to contracts entered into and to be performed entirely in New York by New York residents, excluding its choice of law rules and except as otherwise provided in Section 11.4 with respect to arbitrations.

      12.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.


                                      24.

      IN WITNRESS WHEREOF, the parties have by duly authorized persons, executed this Agreement, as of the date first above written.

GEMINI RESEARCH LIMITED               PE CORPORATION


By:   /s/ Paul Kelly                  By:   /s/ Peter Barrett
   ---------------------------           ------------------------------------
        (signature)                              (signature)

Name: Paul Kelly                      Name: Peter Barrett, Ph.D.

Title: Chief Executive Officer        Title: E.V.P. and Chief Business Officer

Date:                                  Date:
     --------------------------             ---------------------------------


                                      25.